Aaron's Directors Declare Cash Dividend

ATLANTA, May 4, 2022 – The Aaron’s Company, Inc. (NYSE: AAN), a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.1125 per share and declared such dividend payable July 5, 2022, to shareholders of record as of the close of business on June 16, 2022.

About Aaron’s
Headquartered in Atlanta, The Aaron’s Company, Inc. is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands, Aaron’s and BrandsMart U.S.A. Aaron's offers a direct-to-consumer lease-to-own solution through its 1,300 company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance and consumer electronics retailers in the southeast United States and one of the largest appliance retailers in the country with ten retail stores in Florida and Georgia. For more information, visit investor.aarons.com.

Media and Investor Contact: Investor Relations; investorrelations@aarons.com

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